SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

    Filed by the Registrant [X]
    Filed by a Party other than the Registrant [ ]

    Check the appropriate box:
    [ ] Preliminary Proxy Statement        [ ] Confidential For Use of
                                               the Commission Only (as
                                               Permitted by Rule 14a-6(e)(2)
    [X] Definitive Proxy Statement
    [ ] Definitive Additional Materials
    [ ] Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                         SANTA FE FINANCIAL CORPORATION
                  -----------------------------------------------
                  (Name of Registrant as Specified in Its Charter)

                  -----------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
    [X] No fee required.
    [ ] Fee computed on table below per Exchange Act
        Rules 14a-6(I)(1) and 0-11.
    (1) Title of each class of securities to which transaction applies:
-------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:
-------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
-------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:
-------------------------------------------------------------------------
    (5) Total Fee Paid:
-------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:
-------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:
-------------------------------------------------------------------------
    (3) Filing Party:
-------------------------------------------------------------------------
    (4) Date Filed:
--------------------------------------------------------------------------

                        SANTA FE FINANCIAL CORPORATION

Street Address:      11315 Rancho Bernardo Road, Suite 129
                        San Diego, California 92127-1463

Mailing Address:                 P.O. Box 270828
                            San Diego, CA 92198-2828

Telephone:                      (619) 673-4722

                          ---------------------------


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON MAY 4, 1999



To The Shareholders of
Santa Fe Financial Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Santa Fe Financial Corporation ("Santa Fe" or the "Company") will be held on May 4, 1999 at 2:00 P.M. at the Park Hyatt Hotel located at 2151 Avenue of the
Stars, Los Angeles, California 90067 for the purpose of considering and acting on the following:

    1. The election of three Directors to serve until the next Annual Meeting or until successors have been duly elected and qualified.

    2. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the year ending December 31, 1999; and

    3. To transact such other business as may properly come before the Meeting, or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on March 29, 1999 as the record date for determining the shareholders having the right to vote at the meeting or any adjournments thereof.

Your proxy is important to us whether you own a few or many shares. Please complete, sign, date and promptly return the enclosed proxy in the self-addressed, postage-paid envelope provided. Return the proxy even if you plan to attend the meeting. You may always revoke your proxy and vote in person.

Dated: April 7, 1999

                                         By Order of the Board of Directors,

                                         /s/ Michael G. Zybala

                                         Michael G. Zybala
                                         Secretary

                        SANTA FE FINANCIAL CORPORATION

Street Address:      11315 Rancho Bernardo Road, Suite 129
                        San Diego, California 92127-1463

Mailing Address:                P.O. Box 270828
                            San Diego, CA 92198-2828

Telephone:                      (619) 673-4722


                        ----------------------------

                              PROXY STATEMENT
                        ----------------------------


                       ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MAY 4, 1999


The Board of Directors of Santa Fe Financial Corporation (the "Company" or "Santa Fe") is soliciting proxies in the form enclosed with this statement in connection with the Annual Meeting of Shareholders to be held on May 4, 1999 or at any adjournment or adjournments thereof.

This Proxy Statement and the accompanying Proxy are first being sent to Shareholders on or about April 12, 1999. Only shareholders of record at the close of business on March 29, 1999 are entitled to notice of, and to vote at, the Annual Meeting.

If you give us a proxy, you can revoke it at any time before it is used. To revoke it, you may file a written notice revoking it with the Secretary of the Company, execute a proxy with a later date or attend the meeting and vote in person.

You may vote at the Annual Meeting only shares that you owned of record on March 29, 1999. There were 1,240,214 shares of common stock and 63,600 shares of convertible voting preferred stock outstanding on that date. The preferred shares are entitled to vote as if converted to common stock. Of the total 1,303,814 voting shares outstanding, a majority, or 651,908 shares will constitute a quorum for the transaction of business at the meeting. Each share is entitled to one vote on each matter to be presented at the meeting. Unless cumulative voting is elected as described under "Election of Directors" below, the affirmative vote of the holders of the majority of the shares of the Company's stock present or represented at the meeting and entitled to vote is required to elect directors and ratify or approve the other item being voted on at this time.

In addition to mailing this material to shareholders, the Company has asked banks and brokers to forward copies to persons for whom they hold stock of the Company and to request authority for execution of the proxies. The Company will reimburse the banks and brokers for their reasonable out-of-pocket expenses in doing so. Officers of the Company may, without being additionally compensated, solicit proxies by mail, telephone, telegram or personal contact. All proxy soliciting expenses will be paid by the Company. The Company does not expect to employ anyone else to assist in the solicitation of proxies.

                               PROPOSAL 1

                         ELECTION OF DIRECTORS

The Company's bylaws set the number of directors at three. We propose to elect three directors, each to hold office until the next Annual Meeting of Shareholders and until his or her successor is elected and qualified. The Board of Directors has nominated John V. Winfield, John C. Love and William J. Nance. The persons named in the enclosed form of proxy will vote it for the election of the nominees listed below unless you instruct otherwise, or a nominee is unable or unwilling to serve. The Board of Directors has no reason to believe that any nominee will be unavailable. However, in that event, the proxy may vote for another candidate or candidates nominated by the Board of Directors.

The California Corporations Code, as applicable to the Company, provides that a shareholder may cumulate votes if a shareholder gives notice, prior to the voting, of an intention to cumulate votes. If such a notice is given, every shareholder may cumulate votes. Cumulating votes means that you can take the total number of votes you have for all directors and distribute them among one or more nominees as you see fit. For example, assume you have 100 shares. We have three directors so you have a total of 3 x 100 = 300 votes. You could give all 300 votes to one person or 150 votes to each of two nominees, or 100 votes to each of three nominees. You can use this power only under the circumstances described herein. If cumulative voting is elected, the enclosed form of proxy gives the proxy discretion to cumulate votes so that he can elect the maximum possible number of the nominees identified below.

Any shareholder executing the enclosed form of proxy may withhold authority to vote for any one or more nominee by so indicating in the manner described in the form of proxy. However, the number of votes authorized by the form of proxy will not be affected and the named proxies could probably offset any such action by using cumulative voting if they thought it necessary. Under the California Corporations Code any shareholder or any person who claims to have been denied the right to vote may apply to a state superior court for a determination of the validity of any election or appointment of any director.

                       DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the Directors and Executive Officers of the Company. There is no relationship by blood, marriage or adoption among the Directors and Officers. All Directors serve one-year terms with their terms expiring at the Annual Meeting. All Officers of the Company are elected or appointed by the Board of Directors and hold office until the Annual Meeting or until replaced at the discretion of the Board.

                                                                   Shares of
                                                                  Common Stock
                                                                  Beneficially
                                Present                             Owned on        Percent
                                Position           Director         March 29,          of
     Name            Age     With the Company        Since            1999           Class
--------------------------------------------------------------------------------------------
John V. Winfield      52     Chairman, President     1995           678,596(2)        52.04%
                             and Chief Executive
                             Officer

William J. Nance      55     Director                1996                 0(3)         0.00


John C. Love          58     Director                1998                 0            0.00

L. Scott Shields      47     Treasurer and Chief     N/A                  0            0.00
                             Financial Officer

Michael G. Zybala     46     Vice President,
                             Secretary and
                             General Counsel         N/A                  0            0.00

All of the above as a group                                         678,596         52.04
---------------------------

(1) Based on 1,303,814 voting shares issued and outstanding, which consist of 1,240,214 shares of common stock and 63,600 shares of convertible voting preferred stock.

(2) John V. Winfield is the sole beneficial owner of 49,400 shares of common stock. The InterGroup Corporation ("InterGroup") is the beneficial owner of 565,596 shares of common stock and 63,600 shares of preferred stock. As the President, Chairman of the Board and a 44.7% shareholder of InterGroup, Mr. Winfield has voting and dispositive power with respect to the shares of Santa Fe owned of record and beneficially by InterGroup.

(3) William J. Nance is a 1.9% shareholder of InterGroup as well as a Director and Treasurer thereof.



                 SECURITY OWNERSHIP OF MANAGEMENT IN SUBSIDIARY

As of March 29, 1999, Santa Fe was the record and beneficial owner of 493,687 Shares of the common stock of its 67.2%-owned subsidiary, Portsmouth Square, Inc. The President and Chairman of the Board of Santa Fe has voting power with respect to common shares of Portsmouth owned by Santa Fe. No other director or executive officer of Santa Fe has a beneficial interest in Portsmouth's shares.

BUSINESS EXPERIENCE:

The principal occupation and business experience during the last five years for each of the Directors and Executive Officers of the Company are as follows:

John V. Winfield - Mr. Winfield was first elected to the Board in May of 1995 and currently serves as the Company's Chairman of the Board, President and Chief Executive Officer, having been appointed as such in April 1996. Mr. Winfield is also the Chairman of the Board, President and Chief Executive Officer of the Company's subsidiary Portsmouth, having held those positions since May of 1996. Mr. Winfield is Chairman of the Board, President and Chief Executive Officer of The InterGroup Corporation ("InterGroup"), a public company, and has held those positions since 1987. Mr. Winfield is also a director of Healthy Planet Products, Inc. ("HPP"), a public company, having first been appointed on September 17, 1997. Mr. Winfield was elected Chairman of the Board of HPP on August 5, 1998.

William J. Nance - Mr. Nance was first elected to the Board in May of 1996. Mr. Nance is also a director of Portsmouth. Mr. Nance is the President and CEO of Century Plaza Printers, Inc., a company he founded in 1979. He has also served as a consultant in the acquisition and disposition of multi-family and commercial real estate. Mr. Nance is a Certified Public Accountant and, from 1970 to 1976, was employed by Kenneth Leventhol & Company where he was a Senior Accountant specializing in the area of REITS and restructuring of real estate companies, mergers and acquisitions, and all phases of real estate development and financing. Mr. Nance is a Director and the Treasurer of The InterGroup Corporation, a public company, and has held such positions since 1984. Mr. Nance also serves as a Director of HPP, having first been elected on August 5, 1998.

John C. Love - Mr. Love was appointed a Director of the Company on March 5, 1998 to fill the vacancy caused by the resignation of Janice Braly-Nelsen as Director on March 2, 1998. Mr. Love is an international hospitality and tourism consultant based in Orinda, California. He was formerly a partner in the national CPA and consulting firm of Pannel Kerr and Forster. Mr. Love has extensive experience in hotel development, acquisition and development. He is chairman emeritus of Golden Gate University in San Francisco. Mr. Love is also a Director of Portsmouth, having first been appointed in March 1998, and a Director of InterGroup, having first been appointed in January 1998.

L. Scott Shields - Mr. Shields is the Treasurer and Chief Financial Officer of
the Company, having held those positions since January 1994.   Mr. Shields is
a Certified Public Accountant with 14 years experience with Ernst & Young LLP and was the partner in charge of tax planning and preparation for Santa Fe and Portsmouth from 1985 to 1991. Since 1991, he has been actively engaged in developing his own tax and accounting practice. Mr. Shields also serves as the Treasurer and Chief Financial Officer of Portsmouth, which are positions he has held since January 1994.

Michael G. Zybala - Mr. Zybala was appointed as Vice President and Secretary of the Company on February 20, 1998. He is also Vice President, Secretary and General Counsel of Portsmouth. Mr. Zybala has served as the Company's General Counsel since 1995 and has represented the Company as its corporate counsel since August 1993. Prior to that, he served as one of the attorneys for the Federal Equity Receiver of Santa Fe. Mr. Zybala is a Director of HPP and serves as the company's Secretary. He was first appointed as a Director of HPP on June 17, 1998 and elected as Secretary on August 5, 1998. Mr. Zybala also serves as Vice President Operations of InterGroup, having been appointed to that position in January 1999.

                              BOARD MEETINGS

For the fiscal year ended December 31, 1998, the Board of Directors held thirteen meetings, with no incumbent director attending (whether in person, telephonically or by written consent) fewer than 75 percent of the meetings held during the period he or she has been a director.


                            STANDING COMMITTEES

The Company has established two standing committees, an Audit Committee and a Securities Investment Committee. Those committees are comprised of all the members of the Board. The Company does not have any standing nominating or compensation committees of the Board of Directors.

The functions of the Audit Committee are to select the independent auditors, review the results of the annual audit, and inquire into important internal control, accounting financial reporting matters. The Audit Committee met once during 1998 with all members attending.

On March 17, 1998, the Company established a Securities Investment Committee to establish guidelines and to review the Company's investment policies. During 1998, the Securities Investment Committee held four meetings, in person, telephonically or by written consent with, all members attending each meeting.



                           EXECUTIVE COMPENSATION

As a small business issuer, Santa Fe has no compensation committee. Executive officer compensation is set by disinterested members of the Board of Directors. Set forth below is a summary compensation table concerning compensation of the Chief Executive Officer ("CEO"), and any qualifying executive officer, for the last three completed fiscal years.


                            SUMMARY COMPENSATION TABLE

                                                          Other Annual(1)
Name and Principal Position    Year  Salary     Bonus      Compensation
---------------------------    ----   ------     -----    ---------------
John V. Winfield (2)           1998   $98,750     $ 0         $6,000
Chairman, President and        1997   $81,667     $ 0         $6,000
Chief Executive Officer        1996   $42,535     $ 0         $6,000

R. N. Gould (3)                1996   $ 8,000     $ 0         $3,000
Chairman, President and
Chief Executive Officer
---------------------------

(1) Amounts shown reflect regular director's fees.

(2) Mr. Winfield became the Company's Chairman, President and Chief Executive Officer in April 1996. Mr. Winfield also received compensation from Portsmouth in the form of salary and regular director's fees in the total amounts of $43,813, $26,417 and $4,500 for the years 1998, 1997 and 1996 respectively. Effective October 1, 1998, the Board of Directors increased Mr. Winfield's monthly salary to $12,500.

(3) Mr. Gould resigned from the Company in April 1996.

Santa Fe has no stock option plan or stock appreciation rights for its executive officers. The Company has no pension or long-term incentive plans. There are no employment contracts between Santa Fe and any executive officer, nor are there any termination-of-employment or change-in-control arrangements.

                              DIRECTOR COMPENSATION

The bylaws of Santa Fe permit directors to be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. Each director is paid a fee of $1,500 per quarter for a total annual compensation of $6,000. This policy has been in effect since July 1, 1985.


                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of March 29, 1999, Santa Fe owned 67.2% of the common stock of Portsmouth, and InterGroup and John V. Winfield, in the aggregate, owned approximately
52% of the voting stock of Santa Fe. Effective June 30, 1998, certain accounting and administrative functions of the Company and its subsidiaries, were transferred to the Los Angeles, California offices of InterGroup. During the year ended December 31, 1998, the Company made payments to InterGroup in the approximate amount of $81,000, and received payments from Portsmouth in the approximate amount of $79,800, for its respective share of certain general and administrative expenses that were allocated among the companies based on management's estimate of the pro rata utilization of resources.

After review by an independent committee and the receipt of a fairness opinion, the Board of Directors of Santa Fe, on December 4, 1997, approved the acquisition of a controlling 55.4% equity interest in Intergroup Woodland Village, Inc. ("Woodland") from InterGroup in exchange for 31,800 shares of newly-created convertible voting preferred stock. Woodland was a 100%-owned subsidiary of InterGroup and its primary asset is a 100-unit apartment complex located in Cincinnati, Ohio. The transaction, valued at $858,600, closed on December 31, 1997.

There are no other relationships or related transactions between the Company and any of its officers, directors, five-percent security holders or their families which require disclosure.


                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and each beneficial owner of more than ten percent of the Common Stock of the Company, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and The Nasdaq Stock Market. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during 1998 all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with.



                               PROPOSAL 2

           RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors has selected the firm of PricewaterhouseCoopers LLP, certified public accountants, as the Company's independent accountants for the current fiscal year and recommends to shareholders that they vote for the ratification of this selection. On January 26, 1998, PricewaterhouseCoopers LLP was engaged by the Company to serve as its independent accountants commencing with the audit for the year ended December 31, 1997 and that appointment was ratified for the year ending December 31, 1998 at the Company's Annual Meeting on May 5, 1998. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting to make a statement, if desired, and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTANTS FOR THE COMPANY.

                 PRINCIPAL HOLDERS OF EQUITY SECURITIES

The following table shows, as of March 29, 1999, the Common Stock owned by every person owning of record (other than securities depositories), or known by the Company to own beneficially, more than 5% of its outstanding common shares. Any voting securities owned by directors or director nominees are also disclosed under Election of Directors herein.


          Name                    Shares of Common Stock   Percent of Class(1)
          ----                    ----------------------   -------------------
Guinness Peat Group plc ("GPG")          82,858(2)                 6.68%
Allied Mutual Insurance
     Services ("AMI")
  Second Floor, 21-26 Garlick Hill
  London ECHV 2AU, England

The InterGroup Corporation               565,596(3)               45.60
  2121 Avenue of the Stars
  Suite 2020
  Los Angeles, CA 90067

John V. Winfield                          49,400                   3.98
  2121 Avenue of the Stars
  Suite 2020
  Los Angeles, CA 90067

The InterGroup Corporation and           614,996(4)               49.58%
  John V. Winfield as a group
------------------------------

(1) Based on 1,240,214 shares of Common Stock issued and outstanding after June
    15, 1998 stock split.

(2) Based on their Statement on Schedule 13D (Amendment No. 5) dated January 4,
    1995, GPG and its wholly-owned subsidiary AMI claim shared power to vote, or to direct the vote, and to dispose of, or to direct the disposition of, 82,858 shares (post stock split) of Santa Fe's Common Stock owned beneficially and of record by GPG and through AMI. Of that amount, 52,858 shares are beneficially owned by GPG and 30,000 by AMI.

(3) Does not include 63,600 shares of convertible, voting preferred stock.

(4) As President, Chairman of the Board and a 44.7% shareholder of InterGroup,
    John V. Winfield has voting and dispositive power over the shares owned of record and beneficially by InterGroup.

As of March 29, 1999 there were 1,240,214 shares of the Company's Common Stock outstanding, which were held by approximately 640 shareholders of record.

                             OTHER BUSINESS

As of the date of this statement, management knows of no business to be presented at the meeting that is not referred to in the accompanying notice, other than the approval of the minutes of the last shareholders' meeting, which action will not amount to ratification of the actions taken at that meeting.
As to other business that may properly come before the meeting, it is intended that the proxies properly executed and returned will be voted in respect thereof at the discretion of the person voting the proxies in accordance with the best judgment of the person voting the proxies.

                          SHAREHOLDER PROPOSALS

Any shareholder proposals intended to be considered for inclusion in the proxy statement for presentation at the 2000 Annual Meeting must be received by the Company by December 1, 1999. The proposal must be in accordance with the provisions of Rule 4a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. It is suggested that the proposal be submitted by certified mail - return receipt requested.

                        FORM 10-KSB and ANNUAL REPORT

THE ANNUAL REPORT TO SHAREHOLDERS FOR 1998 ACCOMPANIES THIS PROXY STATEMENT,
BUT IS NOT DEEMED A PART OF THE PROXY SOLICITATION MATERIAL.  A COPY OF THE
1998 FORM 10-KSB AS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION, EXCLUDING EXHIBITS, WILL BE MAILED TO SHAREHOLDERS WITHOUT CHARGE
UPON WRITTEN REQUEST TO: MICHAEL G. ZYBALA, SECRETARY, PORTSMOUTH SQUARE, INC.,
11315 RANCHO BERNARDO ROAD, SUITE 129, SAN DIEGO, CA 92127-1463.  SUCH REQUEST
MUST SET FORTH AGOOD-FAITH REPRESENTATION THAT THE REQUESTING PARTY WAS EITHER
A HOLDER OF RECORD OR A BENEFICIAL OWNER OF THE COMMON STOCK OF THE COMPANY ON
MARCH 29, 1999.  THE 1998 FORM 10-KSB IS ALSO AVAILABLE THROUGH THE SECURITIES
AND EXCHANGE COMMISSION'S WORLD WIDE WEB SITE (http://www.sec.gov).


                                     By Order of the Board of Directors

                                     SANTA FE FINANCIAL CORPORATION

                                     Michael G. Zybala
                                     Secretary


Dated: San Diego, California
       April 7, 1999



PROXY                                                                   PROXY
                       SANTA FE FINANCIAL CORPORATION
             ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 4, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John V. Winfield and Michael G. Zybala, or either of them, as proxies, with power of substitution to each proxy and substitute, to vote the Common Stock of the undersigned at the 1999 Annual
Meeting of Shareholders of Santa Fe Financial Corporation and at any adjournments thereof, as indicated on the reverse hereof and the proposals for Election of Directors, Ratification of Appointment of Independent Accountants and as said proxies may determine in the exercise of their best judgment on any other matters which may properly come before the meeting.

IF PROPERLY EXECUTED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF
NOT SPECIFIED, WILL BE VOTED FOR ELECTING ALL NOMINEES AND FOR THE RATIFICATION
OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                PLEASE SIGN ON THE REVERSE SIDE AND MAIL PROMPTLY
                           IN THE ENCLOSED ENVELOPE

                                                              -----------
                                                              SEE REVERSE
                                                              -----------


1. Election of Directors:
   NOMINEES: John V. Winfield, John C. Love and William J. Nance.

      CHECK ONE
            [ ] FOR ALL NOMINEES      [ ] WITHHELD FROM ALL NOMINEES


            [ ]  ---------------------------------------------------
            FOR, EXCEPT VOTE WITHHELD FROM THE ABOVE NOMINEE(S)


2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent accountants for the Company for the year ending December 31, 1999.
            [ ] FOR            [ ] AGAINST             [ ] ABSTAIN


            PLEASE SIGN EXACTLY AS YOUR NAME APPEARS.  IF ACTING AS ATTORNEY
            EXECUTOR, TRUSTEE OR IN A REPRESENTATIVE CAPACITY, SIGN NAME AND
            TITLE.  IF JOINT TENANTS, BOTH SHAREHOLDERS SHOULD SIGN.




                                              Dated: _______________, 1999

                                              ____________________________
                                              Signature

                                              ____________________________
                                              Signature if held jointly


